                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                              ISONICS CORPORATION
                         _____________________________
            (Exact name of registrant as specified in its charter)

             California                               77-0338561
     ------------------------                    ---------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  4010 Moorpark Avenue, Ste. 119
          San Jose, CA                                   95117
     ---------------------                               -----
(Address of principal executive offices)               (Zip Code)

If this Form relates to the registration    If this Form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to General   securities and is to become
Instruction A(c)(1) please check the        effective simultaneously with the
following box.     [_]                      effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box.   [_]

Securities to be registered pursuant to Section 12(b) of the Act for trading on the Boston Stock Exchange:
                   UNITS OF COMMON STOCK, NO PAR VALUE, AND
               REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS
               -------------------------------------------------
                               (Title of Class)
                          COMMON STOCK, NO PAR VALUE
                          ---------------------------
                               (Title of Class)
               REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS
               -------------------------------------------------
                               (Title of Class)

       Securities to be registered pursuant to Section 12(g) of the Act:
                   UNITS OF COMMON STOCK, NO PAR VALUE, AND
               REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS
               -------------------------------------------------
                               (Title of Class)
                          COMMON STOCK, NO PAR VALUE
                          --------------------------
                               (Title of Class)
               REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANTS
               -------------------------------------------------
                               (Title of Class)

                                  Page 1 of 4
                          Exhibit Index is on Page 4
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Registrant's classes of securities registered hereunder set forth under the caption "Description of Capital Stock" on pages 47 through 51 of Registrant's Registration Statement on Form SB-2 (File No. 333-13289) originally filed with the Securities and Exchange Commission (the "Commission") on October 2, 1996 and as most recently amended on August 15, 1997
 ----------
(the "Registration Statement"), and in the Prospectus to be filed with the
      ----------------------
Commission under Rule 424(b) related to the Registration Statement, is incorporated by reference in response to this item.

ITEM 2.   EXHIBITS.

          The following exhibits are filed herewith, each incorporated herein by reference from the Registration Statement:

Exhibit
Number    Exhibit Title or Description
-------   ----------------------------

 1.01 Underwriting Agreement (incorporated by reference to Exhibit 1.01 to Registration Statement).

 3.01 Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

 3.02 Registrant's Bylaws (incorporated by reference to Exhibit 3.02 to the Registration Statement).

 3.03 Registrant's Amended and Restated Articles of Incorporation, to be in effect at the closing of this offering (incorporated by reference to Exhibit 3.03 to the Registration Statement).

 4.01     Specimen Common Stock Certificate (incorporated by reference to
          Exhibit 4.01 to the Registration Statement).

 4.02     Underwriter's Warrant Agreement (incorporated by reference to
          Exhibit 4.02 to the Registration Statement).

 4.03 Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company and Monroe Parker Securities, Inc. (incorporated by reference to Exhibit 4.03 to the Registration Statement).

 4.04     Specimen Warrant Certificate (incorporated by reference to
          Exhibit 4.04 to the Registration Statement).

10.10 Warrant Agreement dated as of September 27, 1996 by and among Registrant and certain investors (incorporated by reference to Exhibit 10.10 to the Registration Statement).

10.11 Registration Rights Agreement dated as of September 27, 1996 by and among Registrant and certain investors (incorporated by reference to Exhibit 10.11 to the Registration Statement).

99.01 The description of Registrant's securities set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement is incorporated herein by reference under Item 1.

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 20, 1997                  ISONICS CORPORATION

                                        By: /s/ Paul J. Catuna
                                            ------------------------
                                            Paul J. Catuna
                                            Vice President, Finance and
                                            Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------


Exhibit                                                                             Sequentially
Number                       Exhibit Title or Description                           Numbered Page
-------                      ----------------------------                           -------------
 1.01     Underwriting Agreement (incorporated by reference to Exhibit 1.01 to           *
          Registration Statement).

 3.01     Registrant's Amended and Restated Articles of Incorporation                    *
          (incorporated by reference to Exhibit 3.01 to the Registration
          Statement).

 3.02     Registrant's Bylaws (incorporated by reference to Exhibit 3.02 to the          *
          Registration Statement).

 3.03     Registrant's Amended and Restated Articles of Incorporation, to be in          *
          effect at the closing of this offering (incorporated by reference to
          Exhibit 3.03 to the Registration Statement).

 4.01     Specimen Common Stock Certificate (incorporated by reference to                *
          Exhibit 4.01 to the Registration Statement).

 4.02     Underwriter's Warrant Agreement (incorporated by reference to                  *
          Exhibit 4.02 to the Registration Statement).

 4.03     Warrant Agreement between the Registrant and Continental Stock                 *
          Transfer & Trust Company and Monroe Parker Securities, Inc.
          (incorporated by reference to Exhibit 4.03 to the Registration
          Statement).

 4.04     Specimen Warrant Certificate (incorporated by reference to                     *
          Exhibit 4.04 to the Registration Statement).

10.10     Warrant Agreement dated as of September 27, 1996 by and among                  *
          Registrant and certain investors (incorporated by reference to
          Exhibit 10.10 to the Registration Statement).

10.11     Registration Rights Agreement dated as of September 27, 1996 by and            *
          among Registrant and certain investors (incorporated by reference to
          Exhibit 10.11 to the Registration Statement).

99.01     The description of Registrant's securities set forth under the caption         *
          "Description of Capital Stock" in the Prospectus included in the
          Registration Statement is incorporated herein by reference under Item
          1.


* Filed or to be filed by amendments as an exhibit to or as part of the Registration Statement.

                                      -4-